UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

Onex Falcon Direct Lending BDC Fund

(Exact name of Registrant as specified in its charter)

Delaware	000-56341	86-3687484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Custom House Street, 10th Floor Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code): (616) 412-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

On April 1, 2022, Onex Falcon Direct Lending BDC Fund (the “Fund”) sold 864,352 unregistered common shares of beneficial interest, par value $0.001 (the “Common Shares”) (with the final number of shares being determined on April 21, 2022) to investors, including feeder vehicles. These Common Shares were sold in a private placement in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and Regulation S under the Securities Act (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Common Shares	Consideration
As of April 1, 2022 (number of shares finalized on April 21, 2022)	864,352	$21,600,167.38

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022, Gary Klayn notified the Board of Trustees of the Fund that he is resigning from the Fund effective May 17, 2022. Mr. Klayn served as Chief Financial Officer and Treasurer of the Fund and is expected to provide transition assistance with respect to the Fund through June 30, 2022.

On April 21, 2022, the Board of Trustees of the Fund appointed Edward (Ted) U. Gilpin as Chief Financial Officer and Treasurer of the Fund, effective May 17, 2022.

Edward U. Gilpin is Vice President, Finance of Onex Falcon Investment Advisors, LLC (“Onex Falcon”) and Chief Financial Officer and Treasurer of the Fund. Mr. Gilpin has more than 30 years of experience in financial services. Prior to joining Onex Falcon, Mr. Gilpin was at BC Partners where he was the Chief Financial Officer of Portman Ridge Finance Corp. a public BDC, of BCPL a non-traded BDC, and of Mount Logan Capital a Canadian Public Company. Prior to joining BC Partners, Mr. Gilpin served as the Executive Vice President and Chief Financial Officer of KCAP Financial Inc. (Nasdaq “KCAP’), an internally managed, publicly traded Business Development Company. Prior to KCAP, he served as Executive Vice President and Chief Financial Officer of Ram Holdings, Ltd. (Nasdaq “RAMR”), a provider of financial guaranty reinsurance, and prior to that he was the Executive Vice President, Chief Financial Officer and Director of ACA Capital Holdings, Inc. (NYSE “ACA”), a holding company that provided asset management services and credit protection products. Mr. Gilpin has also served as: Vice President in the Financial Institutions Group at Prudential Securities, Inc.’s investment banking division; CFO of WCA, an affiliate of ACA Capital, Director; Chief of Staff for MBIA Insurance Company; and as Vice President in the Mutual Funds Department of BHC Securities, Inc. Mr. Gilpin holds an M.B.A. from Columbia University and a B.S. from St. Lawrence University.

Item 7.01.	Regulation FD Disclosure.

Portfolio Commentary

As of March 31, 2022, the Fund has closed on 23 investments with an average investment position size of approximately $18 million and average portfolio company EBITDA of approximately $60 million. The top (> 5%) sectors that the Fund is currently invested in are healthcare and pharmaceuticals, high-tech industries, construction and building products, consumer services, consumer durable goods and wholesale. Senior debt as a percentage of total capitalization is approximately 41% and the Fund’s senior debt to EBITDA ratio is approximately 4.5 times. The average spread of the Fund’s investments is approximately 665bps.

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01.	Other Events.

Net Asset Value

The NAV per share of each class of the Fund as of March 31, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of March 31, 2022
Common shares of beneficial interest, par value $0.001	$24.99

As of March 31, 2022, the Fund’s aggregate NAV was $257,080,347 and the fair value of its investment portfolio was $351,522,795.

Status of Offering

The Fund has sold Common Shares as part of the Private Offering. The following table lists the Common Shares issued and total consideration for the Private Offering as of the date of this filing. The Fund intends to continue selling Common Shares in the Private Offering on a quarterly basis.

	Common Shares Issued	Total Consideration
Common shares of beneficial interest, par value $0.001	11,151,461	$279,522,951

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEX FALCON DIRECT LENDING BDC FUND

Date: April 27, 2022	By:	/s/ Steven Gutman
	Name:	Steven Gutman
	Title:	Secretary and General Counsel